EXHIBIT 99.1

Standard Register (ticker: SR, exchange: New York Stock Exchange) News Release - 14-Dec-2004

Standard Register to Sell Equipment Service Business to Pitney Bowes

DAYTON, Ohio--(BUSINESS WIRE)--Dec. 14, 2004--Standard Register (NYSE:SR) today announced that it has signed an agreement to sell selected assets and transfer selected accrued liabilities of its equipment service business to Pitney Bowes (NYSE:PBI) for approximately $17 million cash. Standard Register will retain and collect an estimated $3 million in equipment service business accounts receivable.

The business generates annual revenue of approximately $23 million from the servicing of an installed base of printers and other document handling devices for 7,000 customers. Under the agreement, all of Standard Register's approximately 200 equipment service associates will be offered jobs by Pitney Bowes.

Pitney Bowes operates an extensive service organization of 1700 associates, supporting its installed base of mail and document management systems. According to Michael J. Critelli, chairman and chief executive officer, Pitney Bowes Inc., "Our customers and partners will benefit from the expansion of our service network and our growing range of offerings, including direct service for document management equipment and systems."

"This transaction will allow Standard Register to redirect some investment to other core business initiatives and will provide scale and geographic service coverage advantages to our customers," said Dennis Rediker, Standard Register's president and chief executive officer.

The sale is scheduled to close by month-end and is expected to generate a fourth-quarter gain for Standard Register.

About Pitney Bowes

Pitney Bowes is the world's leading provider of integrated mail and document management systems, services and solutions. The $4.6 billion company helps organizations of all sizes efficiently and effectively manage their mission-critical mail and document flow in physical, digital and hybrid formats. Its solutions range from addressing software and metering systems to print stream management, electronic bill presentment and presort mail services. The company's 80-plus years of technological leadership has produced many major innovations in the mailing industry and more than 3,500 active patents with applications in a variety of markets, including printing, shipping, encryption, and financial services. With approximately 33,000 employees worldwide, Pitney Bowes serves more than 2 million businesses through direct and dealer operations. More Information about Pitney Bowes can be found at www.pb.com

About Standard Register

Standard Register (NYSE:SR) is a leading information solutions company, with more than 90 years of innovation in improving the way business gets done in healthcare, financial services, manufacturing and other industries. The company helps organizations increase efficiency, reduce costs, enhance security and grow revenue by effectively capturing, managing and using information. Its offerings range from document and label solutions to e-business solutions to consulting and managed services. More information is available at www.standardregister.com.

Safe Harbor Statement

This report includes forward-looking statements covered by the Private Securities Litigation Reform Act of 1995. Because such statements deal with future events, they are subject to various risks and uncertainties and actual results for fiscal year 2004 and beyond could differ materially from the Company's current expectations.

Forward-looking statements are identified by words such as "anticipates," "projects," "expects," "plans," "intends," "believes," "estimates," "targets," and other similar expressions that indicate trends and future events. Factors that could cause the Company's results to differ materially from those expressed in forward-looking statements include, without limitation, variation in demand and acceptance of the Company's products and services, the frequency, magnitude and timing of paper and other raw-material-price changes, general business and economic conditions beyond the Company's control, timing of the completion and integration of acquisitions, the consequences of competitive factors in the marketplace, cost-containment strategies, and the Company's success in attracting and retaining key personnel. Additional information concerning factors that could cause actual results to differ materially from those projected is contained in the Company's filing with The Securities and Exchange Commission, including its report on Form 10-K for the year ended December 28, 2003. The Company undertakes no obligation to revise or update forward-looking statements as a result of new information since these statements may no longer be accurate or timely.

CONTACT:
Standard Register
Public Relations, Julie McEwan, 937-221-1825
julie.mcewan@standardregister.com
Investor Relations, Robert J. Cestelli, 937-221-1304
robert.cestelli@standardregister.com
or
Pitney Bowes
Public Relations, Sheryl Battles, 203-351-6808
sheryl.battles@pb.com
Investor Relations, Charles F. McBride, 203-351-6349
charles.mcbride@pb.com

SOURCE: Standard Register